UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2023

BROWN & BROWN, INC.

(Exact name of registrant as specified in its charter)

Florida	001-13619	59-0864469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

300 North Beach Street
Daytona Beach, Florida		32114
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (386) 252-9601

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 Par Value	BRO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Annual Cash Incentive for 2023

On February 20, 2023, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Brown & Brown, Inc. (the “Company”) adopted the annual cash incentive for 2023 for certain of the Company’s executive officers, including certain of the named executive officers, pursuant to which they are eligible to receive a cash incentive payment based on the achievement of certain performance objectives in 2023. The terms of the annual cash incentive are not contained in a formal written document.

The named executive officer’s annual cash incentive payment amount will consist of three components (the calculation of which may be adjusted by the Compensation Committee, at its discretion, to exclude the effect of items that are unusual in nature or infrequently occurring), which are as follows:

•
The first component, which will affect 40% of the 2023 cash incentive amount, is based on specified organic revenue growth targets, which, for named executive officers whose responsibilities encompass the Company as a whole rather than being tied to a particular segment, will be calculated based upon the organic revenue growth of the Company as a whole, and for named executive officers with segment operational responsibilities, will be calculated based upon the organic revenue growth of the offices for which each such executive officer has oversight responsibility.

•
The second component, which will affect 40% of the 2023 cash incentive amount, will be determined based upon performance of the Company’s adjusted EBITDAC margin (“EBITDAC Margin - Adjusted”), which is (i) the Company’s income before income taxes less amortization, depreciation, interest, and the change in estimated acquisition earn-out payables, adjusted to exclude (A) the (gain)/loss on disposal, (B) the acquisition and integration costs (e.g., costs associated with regulatory filings, legal/accounting services, due diligence and the costs of integrating the Company’s information technology systems) arising out of the Company’s acquisitions of GRP (Jersey) Holdco Limited and its business, Orchid Underwriters Agency and CrossCover Insurance Services, and BdB Limited companies, which are not expected to occur on an ongoing basis in the future and (C) the period-over-period impact of foreign currency translation (“Foreign Currency Translation”), which is calculated by applying current-year foreign exchange rates to the various functional currencies in the Company’s business to the Company’s reporting currency of US dollars for the same period in the prior year, divided by (ii) total revenues, excluding the period-over-period impact of Foreign Currency Translation.

•
The third component, which will affect 20% of the 2023 cash incentive amount, will be linked to the achievement of personal objectives of the named executive officer as determined by the Compensation Committee.

Each of the components described above contemplates a minimum payout of 0% of each named executive officer’s target cash incentive amount and a maximum payout of 200% of each named executive officer’s target cash incentive amount. The target cash incentive amounts for our named executive officers for 2023 are as follows: J. Powell Brown – $3,000,000; P. Barrett Brown – $1,400,000; R. Andrew Watts – $850,000; J. Scott Penny – $900,000; and Chris L. Walker - $1,000,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROWN & BROWN, INC. (Registrant)

Date:	February 20, 2023	By:	/s/ R. Andrew Watts
R. Andrew Watts Executive Vice President, Chief Financial Officer and Treasurer